EXHIBIT 23.2

                              Thomas C. Cook, Esq.
                          Law Offices of Thomas C. Cook
                            500 N. Rainbow, Suite 300
                               Las Vegas, NV 89107
                              Phone: (702) 221-1925

                                                      May 21, 2008

To: Board of Directors, Jamaica Jim, Inc.

We consent to the use, in the registration statement on Form S-1/A (3rd Amendment) of Jamaica Jim, Inc, of our opinion dated May 21, 2008, and the reference to us under the caption "Experts."

                                           Sincerely,

                                           /s/ Thomas C. Cook, Esq.
                                           ------------------------
                                               Thomas C. Cook, Esq.